Exhibit 99.a

                   REGISTRATION RIGHTS AND VOTING AGREEMENT


         REGISTRATION RIGHTS AND VOTING AGREEMENT dated as of May 31, 1996 between Tower Automotive, Inc., a Delaware corporation (the "Company"), and MascoTech, Inc., a Delaware corporation ("MascoTech").

         WHEREAS, the parties to this Agreement are parties to a stock purchase agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which the Company has agreed to issue certain shares of its Common Stock, par value $.01 per share (the "Common Stock"), and certain warrants to purchase Common Stock;

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement; and

         WHEREAS, the Company currently contemplates the public offering of approximately 2,000,000 shares of its Common Stock in conjunction with the public resale by certain of the Company's shareholders of approximately 2,500,000 shares of Common Stock (the "Current Offering").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


         1.1. Definitions. The following terms, as used herein, have the following meanings:

         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "1934 Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized by law to close.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" shall have the meaning assigned to such term in the first recital hereto.

         "Current Offering" shall have the meaning assigned such term in the third recital hereto.

         "Exercise Period" shall have the meaning assigned such term in
Section 1A of the Stock Purchase Warrants.

         "MascoTech Shares" means all shares of Common Stock owned by MascoTech from time to time that are "restricted securities" within the meaning of Rule 144 under the 1933 Act.

         "Onex" means Onex U.S. Investments, Inc., an Ontario corporation.

         "Organic Change" shall have the meaning assigned such term in Section 2B of the Stock Purchase Warrants.

         "Person" means an individual, a corporation, a partnership, limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Piggyback Registration" means a Piggyback Registration as defined in
Section 2.2.

         "Purchase Agreement" shall have the meaning assigned such term in the first recital hereto.

         "Registrable Securities" means (i) any Common Stock issued or issuable pursuant to the Purchase Agreement, (ii) any Common Stock or other securities issued or issuable with respect to the Common Stock referred to in clause (i) and (iii) the Warrant Shares. A Registrable Security will cease to be a Registrable Security when it has been sold in an offering registered under the 1933 Act or pursuant to Rule 144 (or any successor rule) adopted thereunder.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in Section 2.1.

         "Stock Purchase Warrants" means the warrant certificates evidencing the Warrants.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.







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
         "Warrants" means the stock purchase warrants issued pursuant to the Purchase Agreement and any warrants issued in exchange for, in substitution of or on transfer of such warrants.

         "Warrant Shares" means the shares of Common Stock or other securities issued or issuable upon exercise of the Warrants.


                                  ARTICLE II

                              REGISTRATION RIGHTS

         2.1 Participation in Current Offering. The Company shall file a registration statement relating to the Current Offering prior to or promptly following the closing under the Purchase Agreement and shall include in such offering, if MascoTech so requests (such request to be given on or prior to the date hereof), not less than 50% of the Registrable Securities. If MascoTech requests the inclusion in such offering of more than 50% of the Registrable Securities, the excess of the number of Registrable Securities requested to be included over 50% shall be subject to reduction pursuant to
Section 2.4. Any Registrable Securities included in the Current Offering will be offered on the same terms and conditions as the other shares of Common Stock included in such offering.

         2.2. Shelf Registration. (a) As soon as practicable following the date hereof, the Company shall prepare and file with the Commission a shelf registration statement (as amended and supplemented from time to time, the "Shelf Registration Statement") relating to the Registrable Securities in accordance with Rule 415 under the 1933 Act (or any similar rule that may be adopted by the Commission) and will use its best efforts to cause such Shelf Registration Statement to be declared effective no later than the later of:
(i) 90 calendar days following the date hereof and (ii) 120 calendar days following the closing date of the Current Offering, and to keep such Shelf Registration Statement continuously effective and in compliance with the 1933 Act and usable for resale or other disposition of such Registrable Securities subject to Sections 2.2(c), 2.2(d) and 3.1(d) below, for the period commencing on the date on which the Commission declares such Shelf Registration Statement effective and ending on the earlier of (x) the expiration of the first 180 calendar-day period following the expiration of the Exercise Period relating to the Warrants during which there is no Delay Period and (y) the first date on which there are no Registrable Securities.

         (b) If MascoTech so elects, such offering may be in the form of an underwritten offering. MascoTech shall select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering, provided that such managing Underwriters and additional investment bankers must be reasonably satisfactory to the Company.






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
         (c) MascoTech shall only be permitted to make sales of Registrable Securities under the Shelf Registration Statement during the thirty (30) business days beginning on the second business day following the date on which the Company publicly announces its quarterly or annual earnings (the "Selling Periods"); provided that MascoTech may, during such period of time which is not a Selling Period, make sales of Registrable Securities under Shelf Registration Statement, upon receiving the written consent of the Company (such consent not to be unreasonably withheld).

         (d) The Company shall have the right to refuse use of the Shelf Registration Statement (a "Delay Period") for a reasonable length of time (but in any case not to exceed 90 days) and from time to time, if the Company's board of directors or senior management determine, with respect to the advisability (as determined in good faith) of deferring public disclosure of material corporate developments or other information, that use of the Shelf Registration Statement and the disclosure required to be made therein would not be in the best interests of the Company at such time; provided that there shall not be more than one Delay Period in any calendar year. The Company shall use its reasonable efforts to minimize the length of any Delay Period. The Company shall provide written notice to MascoTech of the beginning and end of each Delay Period.

         2.3. Piggyback Registration. If the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to MascoTech as soon as practicable (but in no event less than 10 calendar days before the anticipated filing date), and such notice shall offer MascoTech the opportunity to register such number of Registrable Securities as MascoTech may request on the same terms and conditions as the Company's or such holder's Common Stock (a "Piggyback Registration").

         2.4. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.3 delivers a written opinion to the Company that the size of the offering that MascoTech, the Company and any other Persons intend to make is such that the success of the offering would be materially and adversely affected, then the amount of Registrable Securities to be offered for the account of MascoTech shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that if securities are being offered for the account of Persons other than the Company and MascoTech, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of MascoTech is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced.





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
   2.5. Third Party Registration Rights. Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that, so long as this Agreement is in effect, MascoTech and each Person to whom the registration rights granted hereby have been or may be assigned pursuant to the terms hereof is granted registration rights equivalent to those granted hereby with respect to all securities of any Person other than the Company that: (i) as a result of the operation of Section 2B of the Stock Purchase Warrants, may be issued or issuable upon exercise of the Warrants or (ii) as a result of such Organic Change may be acquired or acquirable with respect to or in exchange for Registrable Securities of the Company.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

   3.1. Filings; Information. Whenever MascoTech requests that any Registrable Securities be registered pursuant to Sections 2.1 or 2.3 or with respect to the Shelf Registration Statement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable and in connection with any such request and the Shelf Registration Statement, the Company and MascoTech agree as follows:

         (a) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to MascoTech and each applicable managing Underwriter, if any, without charge, copies thereof, and thereafter furnish to MascoTech and each such Underwriter, if any, without charge, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as MascoTech or each such Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.

         (b) After the filing of the registration statement, the Company will promptly notify MascoTech of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered at the earliest possible date.

         (c) The Company will use its best efforts in cooperation with MascoTech and the Underwriters or agents, as the case may be, to (i) register or qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as MascoTech reasonably requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities




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

   as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable MascoTech to consummate the disposition of Registrable Securities; provided that the Company will not be required to
   (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

         (d) The Company will immediately notify MascoTech, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall promptly make available to MascoTech and to the Underwriters any such supplement or amendment. MascoTech agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, MascoTech will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by MascoTech and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, MascoTech will deliver to the Company all copies, other than permanent file copies then in MascoTech's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

         (e) The Company will make available for inspection by MascoTech, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by MascoTech or any such Underwriter (collectively, the "Inspectors"), all financial and other pertinent records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
   (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. MascoTech agrees that information






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

   obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it for any purpose other than as described in this paragraph (e) unless and until such information is made generally available to the public. MascoTech further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (f) The Company will comply with the 1933 Act and the rules and regulations of the Commission thereunder and the 1934 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Registrable Securities pursuant to the registration statement in accordance with the intended method or methods of distribution contemplated in the prospectus relating thereto.

         (g) Upon the request of MascoTech or the managing Underwriter or agent, as the case may be, or if required by the rules, regulations or instructions applicable to the registration form used by the Company, or by the 1933 Act or by any other rules and regulations thereunder in connection with the offering of Registrable Securities, the Company will prepare a prospectus supplement that complies with the 1933 Act and the rules and regulations of the Commission thereunder and that sets forth the aggregate amount of the Registrable Securities being sold, the name or names of any Underwriters or agents participating in the offering, the price at which the Registrable Securities are to be sold, any discounts, commissions or other items constituting compensation, and such other information as MascoTech or the managing Underwriter or agent, as the case may be, and the Company deem appropriate in connection with the offering of the Registrable Securities prior to its being used or filed with the Commission.

         (h) Upon the request of the Company, MascoTech will promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as may be legally required in connection with such registration as may be reasonably requested by the Company.

         (i) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

         (j) The Company will furnish to MascoTech and to each Underwriter a signed counterpart, addressed to MascoTech or such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in





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

   customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as MascoTech or the managing Underwriter reasonably requests.

         (k) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement used to sell any Registrable Securities, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder.

         (l) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (m) MascoTech agrees to give the Company written notice of its intent to sell any Registrable Securities under the Shelf Registration Statement at least three business days prior to such sale. MascoTech agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of any underwritten offering in which MascoTech proposes to participate.

         3.2. Registration Expenses. In connection with the Shelf Registration Statement and in connection with any Piggyback Registration (including the Current Offering), the Company shall pay the following expenses incurred in connection with such registration: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for the Company and (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. MascoTech shall pay any underwriting fees, discounts or commissions and transfer taxes attributable to the sale of Registrable Securities and any out-of-pocket expenses of MascoTech.

                                  ARTICLE IV

                       INDEMNIFICATION AND CONTRIBUTION

         4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless MascoTech, its officers and directors, and each Person, if any, who controls MascoTech within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and




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

liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to MascoTech or the plan of distribution furnished in writing to the Company by or on behalf of MascoTech expressly for use therein; provided that the foregoing indemnity agreement with respect to any (i) preliminary prospectus shall not inure to the benefit of MascoTech if a copy of the most current prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability and was in fact previously furnished to the MascoTech and the managing Underwriters, if any, and (ii) prospectus shall not inure to the benefit of MascoTech if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and if having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, MascoTech thereafter fails to deliver such prospectus as so amended or supplemented at least one business day prior to the sale of Registrable Securities to the person asserting such loss, claim, damage or liability who purchases such Registrable Securities which are the subject thereof. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of MascoTech provided in this Section 4.1.

         4.2. Indemnification by MascoTech. MascoTech agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to MascoTech, but only with reference to information relating to MascoTech or the plan of distribution furnished in writing by or on behalf of MascoTech expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. MascoTech also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

         4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or
Section 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such




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

indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         4.4. Contribution. To the extent the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then in lieu of such indemnification (i) as between the Company and any other selling shareholders, on the one hand, and MascoTech, on the other hand, the Company, such other selling shareholders and MascoTech shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and any such selling shareholders on the one hand and MascoTech on the other from the offering of the Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and any such selling shareholders, on the one hand, and of MascoTech, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations and (ii) as between the Company, any other selling shareholders and MascoTech, on the one hand, and the Underwriters or agents, on the other hand, the Company, such selling shareholders,




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

MascoTech and such Underwriters or agents shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company, any such selling shareholders and MascoTech, on the one hand, and the Underwriters or agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

   The relative benefits received by the Company, such selling shareholders and MascoTech and the Underwriters or agents shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, such selling shareholders and MascoTech bear to the total underwriting discounts and commissions received by the Underwriters or agents, in each case as set forth in the prospectus. The relative fault of the Company, any other selling shareholders, MascoTech and the Underwriters or agents shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, such selling shareholders, MascoTech or such Underwriters or agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and MascoTech agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, MascoTech shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by MascoTech exceeds the amount of any damages which MascoTech has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE V

                        VOTING OF THE MASCOTECH SHARES





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

         5.1  Voting of the MascoTech Shares.   (a) MascoTech shall vote the
MascoTech Shares in the same manner as the Common Stock held by Onex is voted, on the election of directors and on all other matters which are submitted to a vote (or consent in lieu of voting) of the Company's stockholders, and for this purpose, shall execute and deliver to Onex (or its designees) proxies to vote the MascoTech Shares in the same manner as the Common Stock held by Onex is voted. Without limiting the generality of the foregoing, to the extent permitted by law, MascoTech, by its execution of this Agreement, irrevocably constitutes and appoints Onex or its designee MascoTech's proxy to vote all of the MascoTech Shares at any meeting of stockholders of the Company or to give consent in lieu of voting on any matter which is submitted for a vote or consent to the stockholders, provided that the MascoTech Shares are voted or consent is given with respect to such shares in the same manner as with respect to the Common Stock held by Onex. Notwithstanding anything to the contrary contained in this Article V, the MascoTech Shares shall not, except with the express consent of MascoTech be voted in favor of any resolution the effect of which will be to change the MascoTech Shares or the Common Stock held by Onex or convert or exchange the MascoTech Shares or the Common Stock held by Onex into or for different securities unless in every such case the MascoTech Shares and the Common Stock held by Onex are thereby changed identically or converted into or exchanged for the same type of securities in proportion to their respective holdings of Common Stock in each case on terms consistent with the rights and preferences set forth in the Company's Certificate of Incorporation, as is reasonably determined by Onex.

         (b) The voting agreement set forth in this Article V shall continue with respect to each MascoTech Share until the earlier of: (i) the date on which MascoTech or any affiliate of MascoTech no longer owns such MascoTech Share, (ii) the date on which such MascoTech Share ceases to be a "restricted security" within the meaning of Rule 144 under the 1933 Act, or (iii) the tenth anniversary of the date of this Agreement.


                                  ARTICLE VI

                                 MISCELLANEOUS


         6.1. Rule 144. The Company covenants that it will file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as MascoTech may reasonably request to the extent required from time to time to enable MascoTech to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of MascoTech, the Company







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

will deliver to MascoTech a written statement as to whether it has complied with such reporting requirements.

         6.2. Transfer of Registration Rights. None of the rights of MascoTech under this Agreement shall be assignable by MascoTech without the prior written consent of the Company.

         6.3. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         If to the Company, to:

               Tower Automotive, Inc.
               6303 28th Street, S.E.
               Grand Rapids, MI 49546
               Telecopier:  (616) 954-7554
               Attention:  Anthony A. Barone

         If to MascoTech, to:

               MascoTech, Inc.
               21001 Van Born Road
               Taylor, MI 48180
               Telecopier:  (313) 374-6227
               Attention:  President

         With a copy to:

               MascoTech, Inc.
               21001 Van Born Road
               Taylor, MI 48180
               Telecopier:  (313) 374-6229
               Attention:  General Counsel

or such other address or telecopier number as such party may hereafter specify for that purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6.3.

         6.4.  Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by MascoTech and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         6.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         6.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         6.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

         6.8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan, without regard to the conflicts of law rules of such state.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                 TOWER AUTOMOTIVE, INC.



                                 By:/s/ Anthony Barone
                                    Name:Anthony Barone
                                    Title:



                                 MASCOTECH, INC.



                                 By:/s/ Keith N. Junk
                                    Name: Keith N. Junk
                                    Title:Vice President